UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☒  Soliciting Material Pursuant to §240.14a-12

Voya Financial, Inc.

(Name of Registrant as Specified In Its Charter)

TOMS Capital Investment Management LP
TCIM Management GP LLC
TCIM Master Fund Ltd.
Benjamin Pass
Akash Bagaria
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee paid previously with preliminary materials.

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Item 1 Explanatory Note: On September 24, 2026, TOMS Capital Investment Management LP, a Delaware limited partnership (“TCIM”), together with the other participants named herein (collectively the “Participants”), issued the following press release (the “Press Release”) related to Voya Financial, Inc., a Delaware corporation (the “Company”). TCIM or its fellow Participants may disseminate the Press Release or portions thereof from time to time.

TCIM Files Definitive Proxy Materials for “No Confidence” Campaign at Voya

Sets Record and Meeting Dates in Order to Provide Shareholders Opportunity to Send Message that Voya Must Finally Commit to Reviewing Strategic Alternatives and Engaging with Interested Parties

Notes Recent Industry Commentary Reaffirming that M&A Remains Top Strategic Priority Across All Verticals of Insurance

Sends Section 220 Demand to the Company for Books and Records Pertaining to Voya’s Attempt to Muzzle Shareholders and Prevent Referendum

New York, NY (September 24, 2026) – TOMS Capital Investment Management (“TCIM”), which manages funds that together have an investment representing an approximately 4.65% economic interest in Voya Financial, Inc. (NYSE: VOYA) (“Voya” or the “Company”), today announced that it has filed definitive proxy materials with the SEC to provide shareholders the opportunity to consider and vote on a non-binding resolution. This non-binding resolution allows shareholders to convey unequivocally that they “no longer continue to have confidence in the board of directors (the “Board”) and management of Voya Financial, Inc.”

As part of the filing, TCIM has set a record date of September 30, 2026 and a meeting date of November 24, 2026. The definitive proxy materials and more information on TCIM’s campaign can be found here: www.unlockvoya.com, as well as at www.sec.gov.

Additionally, TCIM outside counsel Alex Spiro today sent the Company a formal demand for the inspection of books and records pursuant to Section 220 of the Delaware General Corporation Law to investigate whether the Board and/or management breached its fiduciary duties to shareholders. TCIM is seeking materials related to the Company’s communications that were seemingly designed to mislead shareholders about the campaign and deter them from making their voices heard. Despite having no factual support, the Company issued a press release describing TCIM’s preliminary proxy statement and communications as “inaccurate,” “misleading,” “deceptive,” and even “manipulative,” told shareholders that “there are no matters for shareholders to vote on or for which proxies could be solicited,” and stated that it was “seeking regulatory intervention” – thereby creating the impression that TCIM was conducting a process in violation of U.S. Securities and Exchange Commission (“SEC”) rules. In fact, TCIM has now filed definitive proxy materials, following an SEC comment process.

TCIM issued the following statement:

“Commentary from recent industry conferences reaffirms that potential acquirers – of significantly larger size and trading at significantly higher multiples than Voya – underscore M&A as a top strategic priority. A particular focus remains on scaled platforms that are well-positioned in a rapidly expanding retirement market – a profile that very few public companies possess other than Voya.

We are pleased to proceed with the ‘no confidence’ campaign and bring our message directly to shareholders: Voya’s Board and leadership must finally stop playing games and start acting in the best interests of all shareholders. The Board has already embarrassed itself enough by trying to convince shareholders that our campaign is illegal – only to be directly contradicted by the fact that we have filed our definitive proxy statement and are proceeding to prepare for the referendum meeting. It is time for Voya to get serious. Rather than touting the share price increase that has unsurprisingly followed TCIM’s public involvement, the Company needs to demonstrate a willingness to genuinely engage with interested third parties regarding value-creating opportunities.

It is time for shareholders to help unlock Voya. We look forward to reaching out to our fellow shareholders soon. In the meantime, investors can visit www.unlockvoya.com to share their views with us.”

Contacts

Media:
Longacre Square
tcim@longacresquare.com

Investors:
Okapi Partners
212-297-0720
info@okapipartners.com

Cautionary Statement Regarding Forward-Looking Statements

This communication does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains “forward-looking statements”. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may”, “will”, “could”, “would”, “should”, “anticipate”, “estimate”, “expect”, “predict”, “seek”, “project”, “target”, “future”, “potential”, “intend”, “plan”, “assume”, “believe”, “forecast”, “look”, “build”, “focus”, “create”, “work”, “continue”, or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants’ (as defined below) objectives, plans or goals are forward-looking.  These forward-looking statements are based on the Participants’ current beliefs, expectations and assumptions and involve significant known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied.  Forward-looking statements are subject to various risks and uncertainties and assumptions.  There can be no assurance that any idea or assumption herein is, or will be proven, correct.  If one or more of such risks or uncertainties materialize, or if the Participants’ underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements.  Forward-looking statements should not be regarded as a representation by any of the Participants that the future plans, estimates or expectations contemplated will ever be achieved, or otherwise.  The Participants undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Participants in the Solicitation

The Participants have filed a definitive proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit the views of the stockholders of Voya Financial, Inc. (“Voya”) on the no confidence referendum.  The Participants expect that the definitive proxy statement will be sent or given to stockholders of Voya on or about October 5, 2026, and will contain important information about the no confidence referendum.

TOMS Capital Investment Management LP, TCIM Master Fund Ltd., TCIM Management GP LLC, Benjamin Pass, and Akash Bagaria (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of Voya in connection with the no confidence referendum.  As of September 23, 2026, TCIM Master Fund Ltd. has beneficial ownership of or owns derivative securities with economic exposure to, 1,684,175 shares of common stock of Voya, par value $0.01 per share.  As of September 23, 2026, TOMS Capital Investment Management LP, as investment advisor, may be deemed to beneficially own shares or derivative securities with economic exposure to 4,215,400 shares of common stock of Voya, par value $0.01 per share, owned by the persons it advises.  As of September 23, 2026, TCIM Management GP LLC, as the general partner of TOMS Capital Investment Management LP, may be deemed to beneficially own or have economic exposure to 4,215,400 shares of common stock of Voya, par value $0.01 per share, owned by directly or underlying derivative securities owned by the persons TOMS Capital Investment Management LP advises.

Disclaimer

Any information concerning Voya contained in this communication has been taken from, or based upon, publicly available information.  Although the Participants do not have any information that would indicate that any information contained in this communication that has been taken from such documents is inaccurate or incomplete, the Participants do not take any responsibility for the accuracy or completeness of such information.

Important Information and Where to Find It

STOCKHOLDERS OF VOYA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE NO CONFIDENCE REFERENDUM.  STOCKHOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN THEY ARE AVAILABLE) AND OTHER DOCUMENTS FILED BY THE PARTICIPANTS WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR AT TOMS CAPITAL INVESTMENT MANAGEMENT LP’S WEBSITE FOR THE NO CONFIDENCE REFERENDUM AT WWW.UNLOCKVOYA.COM.  FURTHER, STOCKHOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN THEY ARE AVAILABLE) BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, 17TH FLOOR, NEW YORK, NEW YORK 10036 (SHAREHOLDERS CAN CALL TOLL-FREE: (877) 796-5274).

Item 2 Explanatory Note: Also on September 24, 2026, the Participants updated the website that was launched in connection with the solicitation of shareholders of the Company, which is available at www.unlockvoya.com (the “Site”). Copies of the updated materials posted to the Site are filed herewith. From time to time, the Participants may refer shareholders of the Company to such materials.

Unlock Voya

Important Materials Contact

Unlock Voya

Voya Financial is at an inflection point. More than three years of strategic missteps and inaction under the current management and Board have left this high-quality franchise significantly undervalued — with no credible plan to create value for shareholders going forward.

That is why TCIM, one of Voya's largest shareholders, is launching a **No Confidence Campaign**, a tangible mechanism for shareholders to send a clear message to leadership:

the status quo is no longer acceptable.

READ TCIM'S LETTER TO VOYA SHAREHOLDERS

TCIM expects the Board to finally act in shareholders' best interests by launching a formal review of all strategic alternatives, including a sale of the Company, and engaging with all interested parties.

The Case For Change

Shareholder value has been destroyed under current leadership

From Heather Lavallee's CEO-Elect appointment until TCIM's public involvement, Voya underperformed peers by ~37pts in total shareholder returns and traded below 8x forward earnings – counterintuitively lower than its multiple as a capital-intensive life insurer.

Voya is a logical partner for multiple potential buyers but has not engaged

Media reports and comments from Voya's peers and competitors at a recent industry conference indicate that Voya is unwilling to genuinely engage with credible, interested third parties on value-creating opportunities.

Executive compensation is divorced from reality

Voya's leadership earned massive 2025 pay — over $16.2 million for the CEO and more than $7.5 million each for the CFO and the stop-loss business head — while the Board lowered performance targets amid stop-loss pressure, raising concerns about inadequate oversight.

Voya's leadership is entrenched

Voya's disregard for transparent shareholder communication and lack of focus on doing what is best for all shareholders has left TCIM with no other choice than to take our concerns directly to our fellow investors.

Voya's investors and employees deserve better.

Important Materials

TCIM Files Definitive Proxy Materials for "No Confidence" Campaign at Voya
PRESS RELEASE
SEPTEMBER 24, 2026

TCIM Definitive Proxy Statement
SEC FILINGS
SEPTEMBER 24, 2026

TCIM Comments on Voya's Efforts to Prevent Shareholder Voices from Being Heard
PRESS RELEASE
BUSINESS WIRE
AUGUST 10, 2026

TCIM Preliminary Proxy Statement
SEC FILINGS
SEC
AUGUST 6, 2026

TCIM Launches "No Confidence" Campaign at Voya and Calls on the Company to Finally Begin Acting in the Best Interests of Its Shareholders
PRESS RELEASE
BUSINESS WIRE
AUGUST 6, 2026

TCIM Issues Statement Following Report of Takeover Interest in Voya Financial
PRESS RELEASE
BUSINESS WIRE
JULY 16, 2026

TCIM Sends Letter to Voya Financial's Board of Directors Calling on Them to Urgently Initiate a Formal Strategic Review and Engage with All Interested Parties
PRESS RELEASE
BUSINESS WIRE
JUNE 1, 2026

TCIM Comments on Voya Financial's First Quarter Earnings
PRESS RELEASE
BUSINESS WIRE
MAY 7, 2026

TCIM Issues Statement on Voya Financial
PRESS RELEASE
BUSINESS WIRE
MAY 4, 2026

WE WANT TO HEAR FROM YOU

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INVESTOR CONTACT

Okapi Partners
info@okapipartners.com

MEDIA CONTACT

Longacre Square Partners
TCIM@longacresquare.com

Unlock Voya

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Unlock Voya

Important Materials Contact

Disclaimer

Disclaimer

The views expressed on this website represent the opinions of TOMS Capital Investment Management ("TCIM") and the other participants (collectively, the "Participants") in the solicitation of the stockholders of Voya Financial, Inc. (the "Corporation"), and are based on publicly available information with respect to the Corporation. The Participants recognize that there may be confidential information in the possession of the Corporation or other persons that could lead it or others to disagree with the Participants' conclusions. The Participants reserve the right to change any of the opinions expressed herein at any time as they deem appropriate and disclaim any obligation to notify the market or any other party of any such changes or to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Neither the Participants nor any of their affiliates shall be responsible or liable for any misinformation contained in any third party SEC or regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Corporation will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by the Participants herein are based on assumptions that the Participants believe to be reasonable as of the date they were prepared, but there can be no assurance or guarantee that actual results or performance of the Corporation will not differ, and such differences may be material.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security, including the securities of the Corporation. The Participants currently beneficially own, and/or have an economic interest in, shares of the Corporation. It is possible that future developments may lead the Participants from time to time to sell all or a portion of their holdings of the Corporation (in open market transactions, privately negotiated transactions or otherwise, including via short sales), buy additional shares (in open market transactions, privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to the shares of the Corporation.

While the Participants endeavor to ensure that only accurate and complete information is on the website, the Participants make no representation or warranty, express or implied, as to the accuracy, completeness, adequacy or timeliness of those statements or any other written or oral communication they make with respect to the Corporation and any other companies mentioned, and the Participants expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Moreover, this website does not contain all information that may be desirable or required for a proper evaluation of the no confidence referendum. Thus, stockholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Corporation and any other companies to which those statements or communications may be relevant.

This website may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not represent the opinion of the Participants.

This website may employ cookies and similar technologies to collect non-personal clickstream data, such as information about the type of device and browser you are using and the website from which you linked to this website. The publicly accessible areas of this website do not automatically gather any personally identifiable information, and such information will not be collected unless information such as your name, phone number or e-mail address is provided voluntarily. We reserve the right to use non-personal, aggregate data to perform statistical analysis of user behavior and patterns on this website. For further details, please see our Privacy Policy.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains "forward-looking statements." Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "potential," "targets," "forecasts," "seeks," "could," "should" or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks, uncertainties, and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of TCIM or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by TCIM that the future plans, estimates or expectations contemplated will be achieved.

Certain statements and information included herein may have been sourced from third parties. TCIM does not make any representations regarding the accuracy, adequacy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

TCIM disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

PARTICIPANTS IN THE SOLICITATION

IMPORTANT INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the no confidence referendum of the stockholders of Voya Financial, Inc. TOMS Capital Investment Management LP intends to solicit the views of the stockholders of Voya Financial, Inc. on the no confidence referendum. The Participants expect to file with the Securities and Exchange Commission (the "SEC") a proxy statement and other relevant documents in connection with the no confidence referendum. The definitive proxy statement will be sent or given to the stockholders of Voya Financial, Inc. and will contain important information about the no confidence referendum. INVESTORS OF VOYA FINANCIAL, INC. ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE NO CONFIDENCE REFERENDUM. Stockholders may obtain a free copy of these materials (when they are available) and other documents filed by the Participants with the SEC at the SEC's website at www.sec.gov or at TOMS Capital Investment Management LP's website for the no confidence referendum at www.unlockvoya.com. Further, stockholders may obtain a free copy of these materials (when they are available) by sending a written request to TOMS Capital Investment Management LP at 450 West 14th Street, 13th Floor, New York, NY 10014, Attention: Compliance.

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WE WANT TO HEAR FROM YOU

Please anonymously submit your views or concerns.

Enter your message here.

SUBMIT

STAY UPDATED

Enter your name & email address to receive updates:

Enter your name

Enter your email

SUBMIT

INVESTOR CONTACT

Okapi Partners

info@okapipartners.com

MEDIA CONTACT

Longacre Square Partners

TCIM@longacresquare.com

Unlock Voya

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